UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2012

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 S. Royal Lane, Suite 200
Coppell, Texas  75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (972) 471-7400
_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 13, 2012, Mannatech, Incorporated (the “Company”) amended the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-10 (the “Reverse Stock Split”).  A copy of the amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03.

Item 8.01.                      Other Events.

The Reverse Stock Split became effective as of 11:59 p.m. on January 13, 2012. The trading of the Company’s common stock on the Nasdaq Global Select Market on a split-adjusted basis will begin at the opening of trading on January 17, 2012.

The Company’s shareholders will not receive fractional shares in connection with the Reverse Stock Split. Instead, each shareholder entitled to a fractional share of the Company’s common stock as a result of the Reverse Stock Split will receive a cash payment in lieu of any fractional shares.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit
3.1*	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Mannatech, Incorporated, effective January 13, 2012.
*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: January 16, 2012	By:	/s/ S. Mark Nicholls
S. Mark Nicholls Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1*	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Mannatech, Incorporated, effective January 13, 2012.
            *Filed herewith.